Registration No. [          ]

As filed with the Securities and Exchange Commission on June 13, 2001
========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             -----------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                             -----------------

                             FIRSTENERGY CORP.
        (Exact name of registrant as specified in its charter)

             Ohio                                   34-1843785
(State or other jurisdiction                     I.R.S. Employer
      of incorporation)                        (Identification No.)

                        76 South Main Street
                         Akron, Ohio  44308
     (Address of principal executive offices, including zip code)

          FirstEnergy Corp. 401(k) Retirement Savings Plan
for IBEW Represented Employees at the Beaver Valley Nuclear Power Plant
                         (Full title of the Plan)
                             ---------------

                             Nancy C. Ashcom
                           Corporate Secretary
                            FirstEnergy Corp.
                          76 South Main Street
                           Akron, Ohio  44308
                 (Name and address of agent for service)

                             (330) 384-5504
                   (Telephone number, including area
                      code, of agent for service)

                             ---------------

                               Copies to:
                          Pillsbury Winthrop LLP
                          One Battery Park Plaza
                         New York, New York  10004
                              (212) 858-1000
                     Attention:  John H. Byington, Esq.

                            ----------------

                                               CALCULATION OF REGISTRATION FEE
Title of securities    Amount to be   Proposed maximum offering      Proposed maximum             Amount of
to be registered(1)     registered        price per share         aggregate offering price    registration fee(2)
-------------------    ------------   -------------------------   -----------------------     ------------------
Common Stock             250,000              $29.60                   $7,400,000                   $1,850

           =======================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for FirstEnergy Corp. common stock on the New York Stock Exchange on June 8, 2001.


                                PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein and shall be deemed to be a part hereof:

          1.  Annual Report on Form 10-K for the year ended
              December 31, 2000 (filed March 28, 2001) and
              Amendment No. 1 to Form 10-K (filed April 16,
              2001).

          2. Quarterly Report on Form 10-Q for the period ended March 31, 2001 (filed May 15, 2001).

          3. The description of the Common Stock of the Company contained in the "Description of FirstEnergy Common Stock After the Merger" section of the Company's registration statement on Form S-4/A (filed October 13,
              2000).

          All documents, filed by the Company or the FirstEnergy Corp. 401(k) Retirement Savings Plan for IBEW Represented Employees at the Beaver Valley Nuclear Power Plant (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

          The common stock being registered hereunder has been registered pursuant to Section 12 of the 1934 Act and a description of the common stock is contained in the 1934 Act registration statement that has been filed with the Commission.

Item 5.  Interests of Named Experts and Counsel

          The legality of the securities being registered will be verified by Leila L. Vespoli, our General Counsel. As of June 8, 2001, Ms. Vespoli owned 3,597.3095 shares of our common stock.

Item 6.  Indemnification of Directors and Officers

          Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

          Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

          Regulation 31 of the Company's Amended Code of Regulations provides as follows:

          The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Board of Directors or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Regulation 32 of the Company's Amended Code of Regulations provides as follows:

          The Company may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 31 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

          Regulation 33 of the Company's Amended Code of Regulations provides as follows:

          The Company, upon approval by the Board of Directors, may enter into agreements with any persons whom the Company may indemnify under the Amended Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Company would have the power under law or the Amended Code of Regulations to indemnify any such person.

Item 8.  Exhibits

          See Exhibit Table for new information required in this registration statement that is not in the earlier registration statements.

Item 9.  Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of the annual report pursuant to Section 15(d) of the 1934 Act for the Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, the State of Ohio, on this 13th day of June, 2001.

                                   FIRSTENERGY CORP.


                                   By: s/H. PETER BURG
                                       ----------------------------------
                                       H. Peter Burg
                                       Chairman of the Board and Chief
                                       Executive Officer

                              POWER OF ATTORNEY

          Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission this registration statement and any and all amendments, including post-effective amendments, to this registration statement, which amendments may make such changes in the registration statement as the Company deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities indicated and on the date indicated.

      Signature                    Title                            Date
      ---------                    -----                            ----
s/H. PETER BURG              Chairman of the Board,        June 13, 2001
------------------------                                   -------------
(H. Peter Burg)              Chief Executive Officer
                                 and Director

                           (Principal Executive Officer)
s/ANTHONY J. ALEXANDER       President and Director        June 13, 2001
------------------------                                   -------------
(Anthony J. Alexander)

s/RICHARD H. MARSH           Vice President and            June 13, 2001
-------------------------                                  -------------
(Richard H. Marsh)           Chief Financial Officer
                           (Principal Financial Officer)

s/HARVEY L. WAGNER           Controller                    June 13, 2001
-------------------------                                  -------------
(Harvey L. Wagner)         (Principal Accounting Officer)

s/DR. CAROL A. CARTWRIGHT    Director                      June 13, 2001
-------------------------                                  -------------
(Dr. Carol A. Cartwright)

s/WILLIAM F. CONWAY          Director                      June 13, 2001
-------------------------                                  -------------
(William F. Conway)

s/ROBERT B. HEISLER, JR.     Director                      June 13, 2001
-------------------------                                  -------------
(Robert B. Heisler, Jr.)

      Signature                    Title                            Date
      ---------                    -----                            ----

s/ROBERT L. LOUGHHEAD        Director                      June 13, 2001
-------------------------                                  -------------
(Robert L. Loughhead)

s/RUSSELL W. MAIER           Director                      June 13, 2001
-------------------------                                  -------------
(Russell W. Maier)
s/PAUL J. POWERS             Director                      June 13, 2001
-------------------------                                  -------------
(Paul J. Powers)

s/ROBERT C. SAVAGE           Director                      June 13, 2001
-------------------------                                  -------------
(Robert C. Savage)

s/GEORGE M. SMART            Director                      June 13, 2001
-------------------------                                  -------------
(George M. Smart)

s/JESSE T. WILLIAMS, SR.     Director                      June 13, 2001
-------------------------                                  -------------
(Jesse T. Williams, Sr.)

          Pursuant to the requirements of the 1933 Act, the plan administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Akron, State of Ohio on June 13, 2001.

                                      FIRSTENERGY CORP. 401(K) RETIREMENT
                                       SAVINGS PLAN FOR IBEW REPRESENTED
                                       EMPLOYEES AT THE BEAVER VALLEY
                                       NUCLEAR POWER PLANT


                                      s/RICHARD J. LAFLEUR
                                      ----------------------------------
                                      By: Richard J. LaFleur
                                          Plan Administrator

                  =========================================


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                              ----------------


                                  EXHIBITS

                                 filed with

                           Registration Statement

                                     on

                                   Form S-8

                                    under

                         The Securities Act of 1933

                              ---------------

          FIRSTENERGY CORP. 401(K) RETIREMENT SAVINGS PLAN FOR
            IBEW REPRESENTED EMPLOYEES AT THE BEAVER VALLEY
                           NUCLEAR POWER PLANT
                         (Full title of the Plan)


                             FirstEnergy Corp.
             (Exact name of issuer as specified in its charter)



                  =========================================

                               EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------
  4(a)*     Amended Articles of Incorporation of FirstEnergy Corp.
            (physically filed and designated in Registration Statement
            No. 333-21011 as Exhibit (3)-1).

  4(b)* Amended Code of Regulations of FirstEnergy Corp. (physically filed and designated in Registration Statement No. 333-21011 as Exhibit (3)-2).

  4(c)* Form of Common Stock Certificate (physically filed and designated in Registration Statement No. 333-40063 as
            Exhibit 4(c)).

  4(d)* Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report on Form 8-K dated November 18, 1997 as Exhibit 4.1).

  5 Opinion of Leila L. Vespoli, Esq., General Counsel for the Company, as to the securities being registered.

  15 Letter of Arthur Andersen LLP to the Company regarding unaudited interim financial information.

  23(a)     Consent of Leila L. Vespoli, Esq. (contained in Exhibit
            No. 5).
  23(b)     Consent of Independent Public Accountants, Arthur
            Andersen LLP.

-------------------
*  Incorporated by reference as noted therein.